UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

880 Harbour Way South, Suite 600, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
On August 6, 2024, SunPower Corporation (the “Company”) received the below letters (together, the “HASI Notices”) from affiliates of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (“HASI”) related to the relevant mezzanine loan agreement (collectively, the “Loan Agreements”). The Loan Agreements relate to entities indirectly owned or controlled by SunStrong Capital Holdings, LLC, a joint venture between the Company and an affiliate of HASI, to finance the Company’s residential lease solar projects and loan portfolios. The HASI Notices allege that one or more events of default have occurred under the Loan Agreements in connection with the filings of the Chapter 11 Cases (as defined below) and related events. Under certain support and indemnification agreements entered into between the Company and affiliates of HASI in connection with the Loan Agreements, the Company agreed to indemnify HASI for losses up to the total loan amounts outstanding under the Loan Agreements for certain events, which include events of defaults under certain portfolio senior loan agreements caused by actions or inactions by the Company. In order for the Company to owe amounts pursuant to the support and indemnification agreements, HASI would need to deliver an indemnification claim to the Company showing a loss has occurred.

•The Notice of Events of Default; Reservation of Rights under that certain Loan Agreement, dated as of March 31, 2022, by and between Dorado 1 Mezzanine Borrower, LLC, a Delaware limited liability company, as borrower, and HAT Dorado Capital Lender 1 LLC, a Delaware limited liability company, as lender.

•The Notice of Events of Default; Reservation of Rights under that certain Loan Agreement, dated as of July 2, 2021, by and between SunStrong Commercial Holdings, LLC, a Delaware limited liability company, as borrower, and HA Felix Lender LLC, a Delaware limited liability company, as lender.

•The Notice of Events of Default; Reservation of Rights under that certain Loan Agreement, dated as of February 22, 2024, by and between Juniper 1 Mezzanine Borrower, LLC, a Delaware limited liability company, as Borrower, and HASI Juniper Capital Lender 1 LLC, a Delaware limited liability company, as lender.

•The Notice of Events of Default; Reservation of Rights under that certain Amended and Restated Loan Agreement, dated as of November 28, 2018, by and between SunStrong Capital Acquisition, LLC, a Delaware limited liability company, as borrower, and SunStrong Capital Lender LLC, a Maryland limited liability company, as lender.

•The Notice of Events of Default; Reservation of Rights under that certain Loan Agreement, dated as of November 28, 2018, by and between SunStrong 2018-1 Mezzanine, LLC, a Delaware limited liability company, as borrower, and SunStrong Capital Lender LLC, a Maryland limited liability company.

•The Notice of Events of Default; Reservation of Rights under that certain Loan Agreement, dated as of January 13, 2020, by and among SunStrong Capital Acquisition OF, LLC, a Delaware limited liability company, as borrower, SunStrong Capital Acquisition 3, LLC, a Delaware limited liability company, as borrower, and SunStrong Capital Lender 6 LLC, a Maryland limited liability company.

•The Notice of Events of Default; Reservation of Rights under that certain Loan Agreement, dated as of April 4, 2023, by and between RLP 1 Mezzanine Borrower, LLC, a Delaware limited liability company, as borrower, and HASI Raven Capital Lender 1 LLC, a Delaware limited liability company, as lender.

•The Notice of Events of Default; Reservation of Rights under that certain Loan Agreement, dated as of June 14, 2019, by and between 8point3 Solar InvestCo 3 Holdings, LLC, a Delaware limited liability company, as borrower, and HAT Terrier Capital LLC, a Maryland limited liability company, as lender.

•The Notice of Events of Default; Reservation of Rights under that certain Loan Agreement, dated as of June 6, 2019, by and between Ultralight Mezzanine Borrower, LLC, a Delaware limited liability company, as borrower, and HAT Ultralight Capital Lender LLC, a Maryland limited liability company, as lender.

•The Notice of Events of Default; Reservation of Rights under that certain Loan Agreement, dated as of September 17, 2020, by and between Ultralight 2 Mezzanine Borrower, LLC, a Delaware limited liability company, as borrower, and HAT Ultralight Capital Lender 2 LLC, a Maryland limited liability company, as lender.

As of August 6, 2024, there was approximately $347.7 million unpaid principal due under the Loan Agreements related to the HASI Notices.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
As previously disclosed, on August 5, 2024, the Company and certain of its direct and indirect subsidiaries filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On August 7, 2024, the Company received written notice (the “Delisting Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq had determined that the Company’s common stock will be delisted from Nasdaq. Nasdaq also notified the Company, as a separate basis for delisting, that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) for failure to file its periodic financial reports. The Delisting Notice also advises the Company of its right to appeal Nasdaq’s determination pursuant to procedures set forth in Nasdaq Listing Rule 5800 Series. The Company does not intend to pursue an appeal.

Trading of the Company’s common stock will be suspended at the opening of business on August 16, 2024. Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s common stock from listing and registration on Nasdaq. As a result, the Company’s common stock is expected to commence trading on the Pink Open Market operated by the OTC Markets Group, Inc. (commonly referred to as the “pink sheets”). The Pink Open Market is a significantly more limited market than the Nasdaq, and quotation on the Pink Open Market will likely result in a less liquid market for existing and potential holders of the Company’s common stock to trade the common stock and could further depress the trading price of the Company’s common stock. The Company can provide no assurance that the common stock will continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Company’s common stock on this market, or whether the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market for existing and potential holders of the Company’s common stock.

On August 12, 2024, the Company issued a press release announcing the Nasdaq delisting notice. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements,” including statements regarding the delisting of the Company’s common stock from Nasdaq and trading in the Company’s common stock on the Pink Open Market. All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements are subject to a number of factors and uncertainties that could cause the Company’s actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to: risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the Company and its subsidiaries ability to negotiate and confirm a sale of assets under Section 363 of the Bankruptcy Code; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s liquidation, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; objections to the Company’s restructuring process or other pleadings filed that could protract the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the Company’s ability to comply with the restrictions imposed by the terms and conditions of its financing arrangements; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; finalization of the Company’s annual and quarterly financial statements; risks relating to the delisting of the Company’s common stock from Nasdaq and future quotation of the common stock; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; covenants, defaults and events of default under the Company and its subsidiaries’ debt agreements; and other factors discussed in the Company’s Annual Report on Form 10-K/A filed with the SEC. These risks and uncertainties may cause the Company’s actual results, performance, liquidity or achievements to differ materially from any future results, performance, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov.

The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this Current Report on Form 8-K may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	SunPower Press Release issued August 12, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

August 12, 2024	By:	/s/ ELIZABETH EBY
	Name:	Elizabeth Eby
	Title:	Executive Vice President and Chief Financial Officer